UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 2, 2010

ChinaNet Online Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)
Nevada	000-52672	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-51600828

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Transfer of Listing

On September 2, 2010, we received a letter from the NASDAQ Stock Market LLC (“NASDAQ”) approving our application to list our common stock on the NASDAQ Global Market.  On June 10, 2010, our Board of Directors authorized the officers of our company to apply for the listing of our common stock on NASDAQ and withdraw the listing of our common stock from the NYSE Amex stock exchange (the “NYSE AMEX”).  We provided NYSE Amex with written notice on September 3, 2010 of our intention to withdraw the listing of our common stock from NYSE Amex.  We expect that our common stock will begin trading on the NASDAQ Global Market under the symbol “CNET” on September 14, 2010.  Our common stock will continue to trade on NYSE Amex until market close on September 13, 2010.

A copy of the press release announcing the delisting of our stock from NYSE Amex and the listing of our common stock on the NASDAQ Global Market is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

No.	Description
99.1	Press Release, dated September 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2010	ChinaNet Online Holdings, Inc.

	By:	/s/ Zhige Zhang
Name: Zhige Zhang
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 3, 2010.